Exhibit 10.1
SHARE PURCHASE AGREEMENT
This Share Purchase Agreement (this “Agreement”) is entered into effective June 9, 2011 by and between Synthesis Energy Systems, Inc., a Delaware corporation (hereinafter referred to as SES, which expression shall unless the context otherwise required, include its successors) and Zuari Industries Ltd., a company duly incorporated in India under the Companies Act 1956, with registered office at Jai Kisaan Bhawan, Zuarinagar, Goa 403726 and a subsidiary of ZUARI Industries Limited, (hereinafter referred to as ZUARI, which expression shall unless the context otherwise requires mean and include its representatives, successors, affiliates and subsidiaries). The parties to this Agreement are sometimes referred to individually as a “Party” and together as the “Parties.”
RECITALS
WHEREAS:
1.
SES is a company duly incorporated under the laws of the State of Delaware, United States of America, and is a global energy and gasification technology company that provides products and solutions to the energy and chemical industries.

2.	The authorized share capital of SES is 200,000,000 shares of common stock, par value US$.01 per share (the “Common Stock”).
3.	ZUARI is a company inter alia dealing with the manufacture and sale of fertilizers and other agricultural inputs.
4.
On June 9, 2011 SES, ZUARI and SIMON INDIA LIMITED entered into a Memorandum of Understanding (the “MOU”), whereby ZUARI agreed, among other things, to invest five million U.S. dollars (US$5,000,000) to purchase shares of the Common Stock.

5.
The Parties are desirous of entering into this Agreement in order to set out the rights and obligations of the Parties in relation to the purchase by ZUARI and the issuance of the Shares by SES and other matters in connection therewith.

NOW, THEREFORE, In reliance of and based on certain representations, warranties as mentioned in Schedules 2 and 3 herein, and covenants as set forth in this Agreement, and subject to all the applicable statutory, corporate and other approvals, and for other good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree as follows:
CLAUSE 1
DEFINITIONS AND INTERPRETATION
1.1
In addition to the terms defined in the introduction and the text of this Agreement, wherever used in this Agreement, unless the context otherwise requires, the following words and terms shall have the meanings set out below:

“Affiliate” with respect to any Person, means any other Person which is a holding company or Subsidiary of such Person, or any Person which, directly or indirectly, (a) Controls such Person; (b) is Controlled by such Person; (c) is Controlled by the same Person who, directly or indirectly, Controls such Person; or (d) is a Subsidiary of the same Person of which such Person is a Subsidiary;

“Agreement” means this Share Purchase Agreement and all instruments supplemental to or in amendment or confirmation of this Agreement, entered into by the Parties in writing, and the same as amended, modified or supplemented from time to time;
“Agreement Date” means the date of this Agreement;
“Approvals” means all authorizations, consents, approvals and permissions required by any Government Authority for or in respect of the purchase by ZUARI of, and the sale by SES of, the Shares;
“Board” or “Board of Directors” shall mean the Board of Directors of SES;
“Common Stock” shall have the meaning set forth under No.2 of the Recitals hereinabove;
“Control” in relation to a Person, whether natural or juristic, means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event, includes ownership, directly or indirectly, whether by itself or through Affiliates, in excess of 25.00% of the voting securities, including preference shares on which voting rights may have accrued in accordance with Law, of such Person, and the words “Controlled” and “Controlling” shall have a correlative meaning;
“Encumbrances” means any form of legal, equitable charge (whether fixed or floating), or security interests, including but not limited to any mortgage, assignment of receivables, debenture, lien, charge, pledge, title retention, right to acquire, security interest, hypothecation, options, rights of first refusal, proxies, voting trusts or agreements, restrictions on title or transfer, any preferred arrangement (including title transfers and retention arrangements or otherwise) and any other encumbrance or condition whatsoever or any other arrangements having similar effect (and for the avoidance of doubt includes any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security in each case under any applicable Law including comfort letters, undertakings etc.), and the terms “Encumber”, “Encumbered” and “Encumbering” shall be construed accordingly;
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time;
“Government Authority” means any national, federal, state, provincial, local or other government authority, statutory authority, government department, agency, commission, board, tribunal or court or other law, rule or regulation-making entity (or any tribunal, board or court;
“Law” means any statute, notification, by-law, rules and regulation, notification, guideline, policy, direction, directive, ordinance, order or instruction having the force of law, enacted or issued by any Government Authority;

“Material Adverse Effect” shall mean any change or effect that is materially adverse to the business, assets, liabilities, results of operations or condition (financial or otherwise) of SES and its Subsidiaries, taken as a whole, except any such effect resulting from or arising in connection with (i) conditions affecting global coal, gasification or methanol industries generally, (ii) events affecting the global economy or capital or financial markets generally, (iii) changes in general economic conditions affecting the industries in which SES or any of its Subsidiaries operate, (iv) changes in Law or changes in accounting standards, (v) the effect of any war, act of terrorism, civil unrest, act of God or similar event, (vi) the compliance by SES with the terms of, or taking of any action contemplated or permitted by this Agreement, (vii) actions and omissions of SES (or any of the SES’s Subsidiaries) taken with the prior informed written consent of ZUARI in contemplation of the transactions and (viii) the direct effects of compliance with this Agreement on the operating performance of SES, in each case of clauses (i) through (v), that does not have a materially disproportionate effect on SES and any SES Subsidiary to other business entities similarly affected in the relevant jurisdiction or market;
“MOU” shall have the meaning set forth under No.4 of the Recitals hereinabove;
“Party” and “Parties” shall have the meaning set forth in the Preamble;
“Person” includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a natural person in his capacity as trustee, executor, administrator, or other legal representative;
“Purchase Price” shall have the meaning set out in Clause 3 herein;
“SEC” means the U.S Securities and Exchange Commission;
“Securities Act” means the United States Securities Act of 1933, as amended from time to time;
“Shares” means 2,222,222 shares of the Common Stock;
“Subsidiary” means each Person with respect to which another Person, directly or indirectly, owns or Controls of outstanding securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions;
“US$” means United States dollars, the lawful currency of the United States of America;
1.2	Certain Rules of Interpretation.
In this Agreement:
1.2.1
The descriptive headings of Clauses are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of content thereof and shall not be used to interpret the provisions of this Agreement;

1.2.2
The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to any Person or Persons or circumstances except as the context otherwise permits;

1.2.3
The terms “hereof”, “herein”, “hereto”, “hereunder” or similar expressions used in this Agreement mean and refer to this Agreement and not to any particular Clause of this Agreement. The terms “Clause” or “sub-clause” mean and refer to the Clause or sub-clause of this Agreement;

1.2.4
The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible;

1.2.5	Wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;
1.2.6
Unless otherwise specified, where any warranty or any other provision refers to the knowledge, information, belief or awareness (or similar expression) of a Party to this Agreement, the Party shall be deemed to have such knowledge, information, belief or awareness of a particular matter, where:

(a)	the Party actually had such knowledge, information, belief or awareness; or
(b)
a reasonable person in a similar position as the Party would have had such knowledge, information, belief or awareness, based on it making all reasonable and proper enquiries into the subject matter of that warranty or other provision; and

1.2.7	The recitals and schedules of this Agreement form an integral part of this Agreement.
CLAUSE 2
PURCHASE OF THE SHARES
2.1
SES hereby issues the Shares to ZUARI and ZUARI, relying on SES’s Representations and Warranties, hereby agrees to purchase the Shares on the date hereof in exchange for the Purchase Price, free and clear of all encumbrances and from all other rights or claims by third parties as guaranteed by SES. Upon acquisition of the Shares, ZUARI will hold approximately 4.4% of the Common Stock.

CLAUSE 3
PURCHASE PRICE
3.1
The aggregate consideration paid by ZUARI to SES on the date hereof for the issuance of the Shares is five million U.S. dollars (US$5,000,000), or US$2.25 per share (the “Purchase Price”), payable to a bank account specified in writing by SES.

3.2
Notwithstanding the above, the Parties agree that, should the closing market price of the Common Stock (ticker symbol SYMX) on the NASDAQ Stock Market on trading day immediately preceding the date of remittance of the aggregate consideration by Zuari be lower than US$2.25 per share, the Purchase Price shall be the reduced from US$2.25 per share to a per share equal to such lower price and the number of shares of Common Stock to be purchased by ZUARI shall be recalculated.

3.3	The Parties agree that the Purchase Price represents the entire consideration and no further amounts shall be payable by ZUARI to SES for the issuance of the Shares in accordance with this Agreement.

CLAUSE 4
CLOSING
4.1	On or prior to the date hereof, to complete the issuance of the Shares to ZUARI, the following actions have occurred:
4.1.1
No court or other Government Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, determination, injunction or other (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement;

4.1.2	SES has provided ZUARI with certified true copies of the resolutions so passed by the Board approving the transactions contemplated by this Agreement;
4.1.3
SES has obtained all the necessary approvals and consents under all applicable laws or from Government Authorities, including that of corporate, creditors, shareholders, and those under provisions of insurance policies, as may be required for the consummation of the transactions contemplated by this Agreement, other than blue sky filing under the Securities Act;

4.1.4
SES has provided to ZUARI true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of SES believes to be prudent and customary in the businesses in which SES and its Subsidiaries are engaged;

4.1.5
ZUARI has provided SES with certified true copies of the resolutions so passed by the board of directors and shareholders of ZUARI, as applicable, approving the transactions contemplated by this Agreement;

4.1.6
ZUARI has obtained all the necessary approvals and consents under all applicable laws or from Government Authorities as may be required for the consummation of the transactions contemplated by this Agreement;

4.1.7	SES has provided ZUARI with new share certificates in respect of the Shares; and
4.1.7
SES shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of ZUARI or its nominee, for the Shares in such amounts as specified from time to time by ZUARI to SES in accordance with the terms thereof. Prior to registration of the Shares under the Securities Act or the date on which the Shares may be sold pursuant to Rule 144 without any restriction as to the number of Shares as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Clause 1.2.4 of Schedule 2 of this Agreement. If ZUARI provides SES, at the cost of ZUARI, with (i) an opinion of U.S. counsel in form, substance and scope reasonably acceptable to SES, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act and such sale or transfer is effected or (ii) ZUARI provides reasonable assurances that the Shares can be sold pursuant to Rule 144, SES shall permit the transfer, and, in the case of the Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by ZUARI.

CLAUSE 5
CONSEQUENCE OF BREACH
5.1
Indemnity by SES: SES hereby agrees to indemnify and keep indemnified, save, defend and hold harmless, ZUARI from and against any and all lawful losses, claims, demands, notices of claims issued by any third party, actions, causes of actions, suits, litigation, damages, and reasonable out of pocket costs and expenses incurred in pursuing any of the foregoing and any proceeding in relation to the foregoing in any jurisdiction promptly upon demand at any time and from time to time, to the fullest extent permitted by applicable Law, which may arise out of, result from or be payable by virtue of:

5.1.1	misrepresentation or breach of SES’s representations and warranties; or
5.1.2	any breach of or default of any SES’s covenants or obligations under this Agreement; or
5.1.3	any breach of undertaking, confirmation, covenant or agreement of SES agreed to be performed under this Agreement or in any certificate, instrument or document delivered by SES pursuant hereto.
5.2
Indemnity by ZUARI: ZUARI hereby agrees to indemnify and keep indemnified, save, defend and hold harmless, SES from and against any and all lawful losses, claims, demands, notices of claims issued by any third party, actions, causes of actions, suits, litigation, damages, and reasonable out of pocket costs and expenses incurred in pursuing any of the foregoing and any proceeding in relation to the foregoing in any jurisdiction promptly upon demand at any time and from time to time, to the fullest extent permitted by applicable Law, which may arise out of, result from or be payable by virtue of:

5.2.1	misrepresentation or breach of ZUARI’s representations and warranties; or
5.2.2	any breach of or default of any covenants or obligations of ZUARI under this Agreement; or
5.2.3	any breach of undertaking, confirmation, covenant or agreement of ZUARI agreed to be performed under this Agreement or in any certificate, instrument or document delivered by ZUARI pursuant hereto.
CLAUSE 6
MISCELLANEOUS
6.1
The representations and warranties of the Parties in this Agreement shall survive until the first anniversary of the date of this Agreement, after which neither Party may make a claim against the other Party for a breach of representations and warranties.

6.2
Each Party will obtain the approval of the other Party before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make any public statements with respect to this Agreement and the transactions contemplated hereby; provided, however, that the foregoing shall not restrict disclosures to the extent (i) required (upon advice of counsel) by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective affiliates or (ii) such Party has given the other Party a reasonable opportunity to review such disclosure prior to its release and no objection is raised; and provided, further, that, in the case of clauses (i) and (ii), each Party shall use its commercially reasonable efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement.

6.3
Each of the Parties shall pay their respective legal, accounting, and other professional advisory and other fees, costs and expenses incurred in connection with the acquisition of the Shares and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement.

6.4
Neither this Agreement nor any benefits or obligations under this Agreement shall be assignable by any Party without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation or merger of any Party) and permitted assigns.

6.5
Each Party, shall, with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement and provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions after the closing of the transactions contemplated by this Agreement, provided that such co-operation shall not extend to joining in or commencing litigation or arbitration proceedings.

6.6
This Agreement, along with the Non-Disclosure Agreement among the Parties dated June 30, 2010, constitutes the entire agreement between the Parties with respect to the subject matter hereof. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the Party effecting the same against whom any change, discharge or termination is sought.

6.7
Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by Federal Express and by e-mail (i) if to SES, to Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056, Attention: Kevin Kelly, e-mail: Kevin.kelly@synthesisenergy.com, with a copy to Porter Hedges LLP, 1000 Main Street, 35th Floor, Houston, Texas 77002, Attention: Robert G. Reedy, e-mail: rreedy@porterhedges.com, or (ii) if to ZUARI, to ZUARI INDUSTRIES LIMITED, Jai Kisaan Bhawan, Zuarinagar, Goa- India, 403 726, Attention: Mr. R. Y. PATIL, e-mail: ryp@zuari.co.in.

6.8
Failure of a Party to exercise any right or remedy under this Agreement or otherwise, or a delay by a Party in exercising such right or remedy, will not operate as a waiver thereof. No waiver by a Party will be effective unless and until it is in writing and signed by such Party.

6.9	This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, United States of America.

6.10
If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be reduced or modified to the extent deemed reasonable and enforceable under the circumstances, and as so reduced or modified, shall remain in full force and effect. The Parties further agrees that if any provision of this Agreement is found to be invalid or against public policy, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

6.11
Any dispute, controversy, claim or disagreement of any kind whatsoever, arising out of this Agreement, between or among the Parties, which cannot be solved amicably, shall be referred to arbitration as per arbitration rules established by the International Chamber of Commerce to be conducted in English and the seat of arbitration shall be at Singapore. Any award of the arbitrators shall be final and binding on both Parties.

6.12
Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated by this Agreement.

6.13
This Agreement may be executed through the use of separate signature pages or in any number of counterparts (including by facsimile or Portable Document Format (pdf) transmission), and each of such counterparts shall, for all purposes, constitute one agreement binding on all the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, SES and ZUARI have caused this Agreement to be executed by a duly authorized officer on the day and year indicated at the beginning of this Agreement.

SES

By:	/s/ William E. Preston

	Name:	William E. Preston
	Title:	Senior Vice President

ZUARI

By:	/s/ N. Suresh Krishnan

	Name:	N. Suresh Krishnan
	Title:	Managing Director

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

SCHEDULE 1
SUBSIDIARIES OF SES
•	Synthesis Energy Holdings, Inc. (Florida Corporation)
•	Owns 100% of:
•	Synthesis Energy Systems, Inc. (British Virgin Islands corporation)
•	Owns 100% of:
•	Synthesis Energy Systems Investments, Inc. (Mauritius corporation)

•	Synthesis Energy Investment Holdings, Inc. (Mauritius corporation)

•	Synthesis Energy Technology Holdings, Inc. (Mauritius corporation)

•	SES New Energy Technologies, (Shanghai) Co., Ltd. (Chinese corporation)
•	Synthesis Energy Systems Technologies, LLC (Delaware limited liability company)

SCHEDULE 2
REPRESENTATIONS, WARRANTIES AND GENERAL COVENANTS OF ZUARI
1.1	Representations and Warranties. ZUARI hereby represents and warrants to, and agrees with, SES as follows:
1.1.1
ZUARI is a corporation duly incorporated, validly existing, and in good standing under the laws of India and has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, and to carry out the provisions of this Agreement.

1.1.2
All action on the part of ZUARI and its officers, directors and control persons necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of ZUARI hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of ZUARI, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

1.1.3
No further consent, approval, qualification, order or authorization of, or filing with, any Governmental Authority is required on the part of ZUARI besides those already obtained in connection with the execution, delivery, or performance of this Agreement.

1.1.4
In connection with the transactions contemplated by this Agreement and the MOU, including the joint venture between ZUARI and SES, neither ZUARI nor any of its senior management or directors has taken any action in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

1.1.5
The execution, delivery and performance of this Agreement by ZUARI and the consummation by ZUARI of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the organizational documents of ZUARI, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which ZUARI or any of its Subsidiaries is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which

ZUARI are subject) applicable to ZUARI or any of its Subsidiaries or by which any property or asset of ZUARI or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect). Neither ZUARI nor any of its Subsidiaries is in violation of its organizational documents and neither ZUARI nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put ZUARI or any of its Subsidiaries in default) under, and neither ZUARI nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which ZUARI or any of its Subsidiaries is a party or by which any property or assets of ZUARI or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. The businesses of ZUARI and its Subsidiaries, if any, are not being conducted, in violation of any Law, ordinance or regulation of any Government Authority except for possible violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. Except as specifically contemplated by this Agreement, ZUARI is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, in accordance with the terms hereof or to purchase the Shares in accordance with the terms hereof.
1.2	General Covenants.
ZUARI acknowledges its understanding that the Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”). In furtherance thereof but subject to terms and conditions laid down in this Agreement, ZUARI represents and warrants to SES as follows:
1.2.1	ZUARI is acquiring the Shares solely for ZUARI’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Shares.
1.2.2
ZUARI has the financial ability to bear the economic risk of loss of ZUARI’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in SES.

1.2.3
ZUARI will not sell or otherwise transfer any Shares without registration under the Securities Act or an exemption therefrom, and fully understands and acknowledges and agrees that the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, ZUARI is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.

1.2.4
ZUARI understands and agrees that the certificates for the Shares shall bear substantially the following legend until (i) such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel for SES, such Shares may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.
1.2.6
ZUARI is unaware of, is in no way relying on, and did not become aware of, the offering of the Shares through or as a result of, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the offering of the Shares and is not subscribing for Shares and did not become aware of the offering of the Shares through or as a result of any seminar or meeting to which ZUARI was invited by, or any solicitation of a purchase by, a person not previously known to ZUARI in connection with investments in securities generally.

1.2.7	ZUARI is, and on each date on which ZUARI continues to own restricted securities from the Offering will be, an “Accredited Investor” as defined in Rule 501(a) under Regulation D.
1.2.8
ZUARI shall not sell, assign or transfer any Shares for a period of 6 months from the date of issue of shares by SES to ZUARI. Notwithstanding this, until the eighteen month anniversary of the date of this Agreement, ZUARI shall sell no more than 100,000 shares in a single day and no more than an aggregate of 400,000 shares in any seven day period.

1.2.9
ZUARI has been furnished by SES all information (or has been provided by SES access to all information) regarding the business and financial condition of SES, the attributes of the Shares and the merits and risks of an investment in the Shares which ZUARI has requested or otherwise needs to evaluate the investment in SES. ZUARI has had an opportunity to read the SEC Documents (as defined in Clause 8 of Schedule 3).

1.2.10
ZUARI has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with the Offering.

SCHEDULE 3
REPRESENTATIONS, WARRANTIES AND GENERAL COVENANTS OF SES
Representations and Warranties. SES hereby represents and warrants to ZUARI that:
1.	Organization and Qualification
SES and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 1 sets forth a list of all of the Subsidiaries of SES and the jurisdiction in which each has been formed. SES and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.
2.	Authorization; Enforcement
(i) SES has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Shares, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by SES and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors and no further consent or authorization of SES, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by SES by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind SES accordingly, and (iv) this Agreement constitutes a legal, valid and binding obligation of SES enforceable against SES in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.
3.	Capitalization
As of the date hereof, the authorized capital stock of SES consists of 200,000,000 shares of Common Stock, of which 48,627,998 shares are issued and outstanding. There are no authorized shares of Preferred Stock. All of such outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of SES are subject to preemptive rights or any other similar rights of the stockholders of SES or any liens or Encumbrances imposed through the actions or failure to act of SES. Except as set forth in the SEC Documents, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of SES or any of its Subsidiaries, or arrangements by which SES or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of SES or any of its Subsidiaries, (ii) there are no agreements or arrangements under which SES or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by SES (or in any agreement providing rights to security holders) that will be triggered by the issuance of Shares.

4.	Issuance of Shares
The Shares are duly authorized and reserved for issuance and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and Encumbrances with respect to the issue thereof (other than the resale restrictions under the Securities Act acknowledged and agreed to by ZUARI pursuant to this Agreement) and shall not be subject to preemptive rights or other similar rights of stockholders of SES and will not impose personal liability upon the holder thereof.
5.	Subsidiaries and Investments
Except for the Subsidiaries set forth on Schedule 1, SES has no Subsidiaries. Except as set forth in the SEC Documents, SES does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity. Except as set forth in the SEC Documents, SES owns all of the capital stock of the Subsidiaries, and there are no warranties, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which any of the Subsidiaries may become obligated to issue any shares of its capital stock or any other securities to any person other than SES. No actions have been taken by SES or the Board of Directors with respect to the sale or disposition of the stock, ownership interests or assets of the Subsidiaries.
6.	No Conflicts
The execution, delivery and performance of this Agreement by SES and the consummation by SES of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or Bylaws of SES, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which SES or any of its Subsidiaries is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which SES or its securities are subject) applicable to SES or any of its Subsidiaries or by which any property or asset of SES or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). Neither SES nor any of its Subsidiaries is in violation of its Certificate of Incorporation or Bylaws or other organizational documents and neither SES nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put SES or any of its Subsidiaries in default) under, and neither SES nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which SES or any of its Subsidiaries is a party or by which any property or assets of SES or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The businesses of SES and its Subsidiaries, if any, are not being conducted in violation of any Law, ordinance or regulation of any Government Authority except for possible violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, SES is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, in accordance with the terms hereof or to issue and sell the Shares in accordance with the terms hereof.

7.	SEC Documents; Financial Statements
SES has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of SES, none of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of SES included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of SES and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of SES included in the SEC Documents, SES has no liabilities, contingent or otherwise, other than liabilities as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
8.	Absence of Certain Changes
Except as disclosed in the SEC Documents, since December 31, 2010, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, or Exchange Act reporting status of SES or any of its Subsidiaries.
9.	Absence of Litigation
Except as disclosed in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, Government Authority, self-regulatory organization or body pending or, to the knowledge of SES or any of its Subsidiaries, threatened against or affecting SES or any of its Subsidiaries, or their officers or directors in their capacity as such, that could reasonably be expected to have a Material Adverse Effect. SES and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

10.	Acknowledgment Regarding Purchase of Shares
SES acknowledges and agrees that ZUARI is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. SES further acknowledges that ZUARI is not acting as a financial advisor or fiduciary of SES (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by ZUARI or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the purchase of the Shares by ZUARI.
11.	No Integrated Offering
Neither SES, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to ZUARI. The issuance of the Shares to ZUARI will not be integrated with any other issuance of SES’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to SES or its securities.
12.	No Brokers
Other than InfrastructureWorld, LLC, SES has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.
13.	Environmental Matters
There are, to SES’s knowledge, with respect to SES or any of its Subsidiaries or any predecessor of SES, no past or present violations of any environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign Laws, except in all cases for violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither SES nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to SES’s knowledge, threatened in connection with any of the foregoing.
14.	Foreign Corrupt Practices
To the knowledge of SES, neither SES, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of SES or any Subsidiary has, in the course of his actions for, or on behalf of, SES, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

15.	No Immunity
To the knowledge of SES, SES are subject to civil and commercial Law and to suit as to its obligations under this Agreement, and, to the knowledge of SES, neither SES, nor any of the SES’s properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement.
16.	Solvency
As of the date of this Agreement, and after giving effect to the transactions contemplated by this Agreement, SES is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured).
SES’s Covenants
1.	Delivery of SEC Documents
Upon written request from ZUARI, SES will deliver to ZUARI true and complete copies of the SEC Documents, except for such exhibits and documents incorporated by reference therein.
2.	Form D
SES agrees to file a Form D with respect to the Shares as required under Regulation D and provide a copy to ZUARI. There are no other filings required under the Securities Act in connection with the issuance of the Shares
3.	Listing
SES shall promptly secure the listing of the Shares upon the NASDAQ Stock Market.
4.	No Integration
SES shall not make any offers or sales of any security (other than the Shares) under circumstances that would require registration of the Shares being offered or sold hereunder under the Securities Act or cause the offering of the Shares to be integrated with any other offering of securities by SES for the purpose of any stockholder approval provision applicable to SES or its securities.